Exhibit 10.43

AMENDMENT NUMBER ONE
TO THE
FOUNDATION HEALTH SYSTEMS, INC.
THIRD AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

WHEREAS, Health Net, Inc. (the “Company”) maintains the Third Amended and Restated Non-Employee Director Stock Option Plan (the “Plan”) for the benefit of non-employee directors of the Company;
WHEREAS, the Company desires to amend the Plan to, among other administrative matters, provide that common stock of the Company tendered by a Participant in satisfaction of the exercise price or tax obligations shall not be made available again for issuance under the Plan;
WHEREAS, the Board of Directors of the Company (the “Board”) has the power to amend the Plan pursuant to Section 5.2 thereof; and
Whereas, the Compensation Committee has recommended that the Board amend the Plan as provided below.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

1.	Section 2.13 of the Plan is hereby amended and restated in its entirety as follows:
“2.13 “Mature Shares” shall mean previously acquired shares of Common Stock for which the Holder thereof has good title, free and clear of all liens and encumbrances and which such Holder either (i) has held for at least six months (or such shorter period as the Committee may permit, provided that the Company will not be required to recognize any increased compensation expense under applicable accounting principles in connection with its receipt of such shares hereunder) or (ii) has purchased on the open market.”

2.	The second sentence of Section 3.3 of the Plan is hereby amended and restated in its entirety as follows:
“To the extent that shares of Common Stock subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option, then such shares of Common Stock shall again be available under the Plan; however, shares of Common Stock actually or constructively (i.e., by attestation) tendered in satisfaction of the exercise price or tax obligations shall not be made available again for issuance under the Plan.”

3.	Section 4.6 of the Plan is hereby amended and restated in its entirety as follows:
“METHOD OF EXERCISE. An Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) and (ii) by executing such documents as the Company may reasonably request. Unless the Committee in its sole discretion determines to limit the available methods of exercise, payments by any optionee with respect to any options granted under the Plan shall be made: either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the Holder has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B). Cash payment shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. In the event the Company rounds up and takes delivery of a whole share of Common Stock in order to satisfy the exercise price obligation in respect of the exercise price of any option, the Company shall refund an amount in cash to optionee, which amount shall equal the difference between the Fair Market Value of the whole share of Common Stock delivered to satisfy the exercise price obligation, less the Fair Market Value of such fractional share of Common Stock required to satisfy the exercise price obligation. The Company shall not be required to deliver certificates representing shares of Common Stock until the Company has confirmed the receipt of good and available funds in payment of the full purchase price therefor.”

4.
Capitalized terms used in this Amendment Number One and not otherwise defined shall have the same meaning assigned to them in the Plan. Except as otherwise expressly set forth in this Amendment Number One, the Plan shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Health Net, Inc. has caused this instrument to be signed on this 4th day of December, 2013.

HEALTH NET, INC.

By:    /s/ Karin Mayhew
Name:    Karin Mayhew
Title:     Senior Vice President, Organization
Effectiveness